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 STATE OF LOUISIANA

 PARISH OF ST. MARY

                                  LEASE AGREEMENT

     This agreement entered into effective as of April 1, 1997, by and between Sterling Sugars, Inc. (hereinafter referred to as Lessor) whose local mailing address is P. O. Box 572, Franklin, Louisiana 70538, and Parker & Parsley Development L. P. (hereinafter referred to as Lessee), whose mailing address is P. O. Box 53813, Lafayette, Louisiana 70503.

 WITNESSETH:

     1. That the Lessor for and in consideration of the rents, covenants and agreements hereinafter reserved and contained on the part of the Lessee to be paid, kept and performed, does hereby lease and let unto Lessee, and Lessee does hereby rent, take and lease from Lessor the following described land situated in St. Mary Parish, Louisiana:

     A certain tract of land at Myette Point Landing, section 28 T13S-R10E measuring 60 feet wide from toe of Levee to the water edge, with permission to build a walkway from water edge to the Levee. Also permission is granted to build a road from Parish Landing shell road to Parking area.

     This site is located East of the existing walkway belonging to Lessor.

     2. The term of this lease shall be for a period of five (5) years, beginning April 1, 1997, and ending at midnight March 31, 2002.

     3. Lessee covenants and agrees to pay as cash rent to Lessor, the total sum of Seven Thousand Five Hundred Dollars ($7,500), comprised of five payments of One Thousand Five Hundred ($1,500) each, due in advance at the beginning of each year of this lease, on April 1, 1997, 1998, 1999, 2,000, 2001.

     4. Demised Premises is to be used by Lessee solely for the purpose of servicing its production of oil and gas off said premises. Lessee further agrees as follows:

        (a) To cut or spray and destroy all noxious weeds, to take reasonable care to prevent soil erosion, to keep all tidal outlets and ditches in working order, and in all respects to care for Lessor's property in such manner as to return it at the termination of this lease in as good condition as at the beginning of the term, ordinary wear, depreciation, and loss or damage to the improvements by fire or by the elements, excepted.

       (b) To comply with all applicable federal, state and local pollution control and environmental laws and regulations, and use the utmost care in handling of all petroleum products and containers. Lessee indemnifies, protects and holds harmless Lessor and Lessor's agent from all claims, losses, damages and expenses (including reasonable attorney's fees) which Lessor and Lessor's agent may suffer arising from Lessee's failure to perform his duties under this subsection.

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       (c)   DUMP USE PROHIBITED.  Lessee recognizes that Lessor intends for the use and operation of the premises to be in full compliance with all applicable environmental laws, rules and regulations. Lessee agrees not to bury or burn on the premises any rubbish, trash, drums, or containers including, but not limited to, container/drums/cartons, used for petroleum. Lessee agrees to dispose of container/drums/cartons, which are no longer usable, off the premises in a dump site approved by appropriate state of federal agencies.

   5. Lessee shall not erect additional fences, buildings or other structures upon said lands without the prior written consent of Lessor, which consent will not be unreasonable withheld.

   6. Lessor shall have the right at all times to enter the Demised Premises for the purpose of showing same to prospective buyers or making repairs or improvements which it deems necessary for the premises, but Lessor shall have no obligation to make any repairs. Lessee is familiar with the Demised Premises and hereby accepts it in its present condition, and Lessee obligates itself to notify Lessor immediately in writing of any adverse claim or possession which may be asserted to said Demised Premises. Lessor agrees to pay all taxes on real estate.

   7. Lessee agrees that in the event Lessor should enter into a contract to sell the Demised Premises during the term of the lease, Lessor shall have the right to cancel this lease effective upon a transfer of title and Lessee shall be entitled to a reimbursement of a pro-rata share of lease payments for said year and relieved of all future payments, as compensation for the early termination of this lease.


      All property, including buildings and equipment, that is placed on the Leased Premises by Lessee after the commencement of the term of this lease, and which can be removed without unreasonable damage to the real estate, shall remain the property of the Lessee; provided, however, that any of such property removed from the Leased Premises within one hundred twenty (120) days after the termination or expiration of this lease, shall become and remain a part of the Leased Premises, at the option of Lessor.

   8. In the event of a breach of any condition to this lease or if Lessee fails or refuses to vacate the premises upon termination thereof and Lessor employs an attorney for the purpose of gaining possession of said premises, or enforcing the provisions hereof, any expense and cost shall be chargeable to the Lessee and Lessee hereby agrees to pay same, including reasonable attorney's fee.

   9. Lessee agrees to indemnify and hold Lessor harmless for all damage or injury that may be caused to Lessee, its agents, invitees and other parties in or about the Demised Premises including but not limited to injury to persons, personal property, domestic animals or crops.

  10. Nothing herein is to be construed as creating a joint venture, partnership, nor a business association between the parties, and their relationship will always remain Lessor and Lessee.



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  11.  Lessee may not assign or sublet this lease without the prior written consent of Lessor and by Lessor's legal department. Lessor reserves the right to refuse an assignment of subletting but consent will not be unreasonably withheld.

  12. Any unpaid rent shall bear interest at the rate of 15 percent per year or the highest legal rate from the date due until paid. If Lessee fails to pay the rent due or fails to keep any of the agreements of this lease, all costs and reasonable attorney's fees in enforcing collection or performance shall be added to and become a part of the obligation payable by Lessee hereunder.

  13. Lessee acknowledges that it has previously occupied the premises and does assume all responsibility for the condition of the premises and all liability for damage to person or property of itself, its agents or employees or third persons going on or being upon the leased premises during the terms of this lease and will indemnify and hold Lessor harmless from any and all claims or demands (including court costs and attorney's fees) of whatsoever nature or kind for loss or damage to person, including death, or property of itself, its agents, employees or third persons, wherever situated, arising out of the condition of the premises or any work or construction undertaken or done by Lessee or out of or in anywise connected with Lessee's use or occupancy of the premises.

  14. Lessee shall obtain and maintain, in full force and effect, liability insurance policies with an insurance company or companies authorized to do and doing business in the state of Louisiana , having combined single limits of no less than $1,000,000, which insurance shall name Lessor herein as an additional insured as Lessor's interest may appear. Lessee shall further furnish Lessor with current certificates of insurance showing the issuance of such insurance. The liability insurance policy can only be canceled after notice has been provided to Lessor of the cancellation of such policy.

  15. Lessor, individually or through its agents or employees, shall at all reasonable times have the right of reasonable ingress to the premises for inspection thereof.

  16. Lessee agrees and obligates itself to observe and abide by all provisions and requirements of the U. S. Army Corps of Engineers, Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Art. 9601, et. seq.) the Hazardous Materials Transportation Act and the Resource Conservation and Recovery Act (RCRA), all as amended, as well as all rules or regulations now or hereafter promulgated under authority thereof, and does agree not to deposit, place upon or permit to remain thereon any asbestos , solid or liquid waste, or any hazardous material, hazardous substance or toxic substance, as may be now or hereafter defined in the foregoing. Lessee does hereby agree to indemnify Lessor, and does fully indemnify and hold Lessor harmless from any and all claims, liabilities, expenses, loss and damages which Lessee or any third party or governmental agency has or may have hereafter against Lessor from and against any loss, including reasonable attorney's fees and court costs, relating to any claim concerning the presence of any such substance deposited or placed by Lessee or permitted to remain upon the property



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  during the term of this lease or any extension.  Upon termination of this lease for any cause, Lessee agrees promptly to remove, at its expense, any hazardous or toxic material or substance which may then be upon the property.

    IN WITNESS WHEREOF, the parties hereto have executed this contract of lease on the 23rd day of July, 1997.

    WITNESSES:                                      LESSOR

   /s/ Desiree Wimberly                        Sterling Sugars, Inc.

   /s/ Randall Romero                          By: /s/ Craig P. Caillier
                                                  Title: President & CEO

   /s/ Delia McGratt                                LESSEE

   /s/ Mary Helen                         Parker & Parsley Development L.P.
                                          By Parker & Parsley Petroleum USA

                                          By: /s/ Steven E. Weathrl, V. P.
                                              Steven E. Weathrl, V. P.



































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